Exhibit J
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21,2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: Goldman Sachs Balanced Fund, Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured Small Cap Growth Fund, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Asia Equity Fund, Goldman Sachs BRIC Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Concentrated International Equity Fund, Goldman Sachs International Small Cap Fund, Goldman Sachs Strategic International Equity Fund, Goldman Sachs Structured Emerging Markets Equity Fund, Goldman Sachs Structured International Equity Fund and Goldman Sachs Structured International Small Cap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2011